Exhibit 99.1

Cendant Appoints Leading Technology Industry Executive Jeff Clarke as CEO and President of its Travel Distribution Services Division

New Name for Company’s Travel Distribution Services Division
Will be Travelport

NEW YORK, April 18, 2006—Cendant Corporation (NYSE: CD) today announced that leading technology executive, Jeff Clarke, has been appointed CEO and president of its Travel Distribution Services (TDS) Division, effective May 1, 2006.

Mr. Clarke joins TDS from CA, formerly Computer Associates Inc., where he had served as the software company’s chief operating officer since 2004. The naming of Mr. Clarke as CEO and president further strengthens the TDS management team, and completes the division’s senior leadership. Gordon Bethune became Chairman of the division last month.

“Jeff Clarke has been a rising star in the technology sector for many years and I am delighted that he has agreed to accept the position as CEO and president,” Cendant’s Chairman and CEO, Henry R. Silverman, said. “Jeff’s strong management and operational skills played an integral role in the successful revitalization of CA. As head of global operations at Hewlett-Packard following its merger with Compaq Computer Corporation, he helped to facilitate one of the largest and most successful merger integrations within the technology sector. Jeff’s unique experiences make him a seasoned executive who is well prepared to continue to strengthen TDS’s position as one of the world’s leading travel distribution services businesses.”

“As we noted in December 2005, we have moved from the acquisition phase to the execution phase of TDS’s development, and Jeff is an ideal choice to lead that effort. His experiences at CA and HP will be extremely helpful in driving revenue and profit growth from our global, leading portfolio of brands and businesses. Together with Gordon Bethune’s extensive background in travel, our world-class management team is now complete.”

Mr. Clarke began his career at Digital Equipment Corporation in 1985, holding several financial, operational and international positions before joining Compaq in 1998. He was Compaq’s Chief Financial Officer and Senior Vice President of Finance and Administration before being asked to lead the integration with HP. Clarke joined CA in 2004, and in his role of Chief Operating Officer, he was responsible for sales, services, corporate strategy, business development, finance and information technology for the $3.5 billion company.

“I am thrilled to have the opportunity to lead a company with such a strong management team and a remarkable portfolio of assets,” Mr. Clarke said. “TDS, with its leading brands such as Orbitz, Galileo and GTA (Gullivers Travel Associates), is ideally positioned to experience considerable growth in the months and years ahead and I am excited about being part of its success.”

Mr. Bethune joined TDS in March after a career spent in the airline industry, including his role as Chief Executive Officer of Continental Airlines, where he was credited with turning around the struggling carrier. Between 1979 and 1988, Mr. Bethune held executive positions at several other major airlines including Braniff, Western and Piedmont, along with serving as a vice president and general manager at Boeing Corporation.

TDS to be Named as Travelport, Inc.

The Company also announced that TDS, comprised of widely recognized travel industry brands such as Orbitz, Galileo and GTA (Gullivers Travel Associates), has been re-named Travelport, Inc.

“Taking on the Travelport name offers us the opportunity to create a strong and unifying brand identity for the distinct travel businesses that comprise our company. It also allows us the opportunity to leverage the brand equity that already exists in the Travelport name and identifies our company as the destination for travel bookings,” Mr. Bethune said. “Travelport will continue to focus on transforming the travel experience by improving operating systems and employing a more customer-focused approach.”

The division will continue to be referred to as TDS until such time as the logo and complete brand identity have been announced, which is expected to be in the early summer.

Travelport will be headquartered in New Jersey and is one of the most geographically diverse and vertically integrated travel distribution companies in the world, with over 8,000 employees operating in more than 130 countries.

About Cendant Corporation

Cendant Corporation is primarily a provider of travel and residential real estate services.  With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.  More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com.

About TDS

Cendant Corporation’s (NYSE: CD) Travel Distribution Services division is one of the world’s largest and most geographically diverse collections of travel brands and distribution businesses. The division, employing approximately 8,000 people and operating in nearly 130 countries, includes: leading GDS (global distribution system) Galileo, serving more than 50,000 travel agencies and over 60,000 hotels; GTA (Gullivers Travel Associates), a leading wholesaler and global online provider of hotels, destination services, travel packages and group tours; and leading online travel agencies including Orbitz®.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto (including a possible sale of Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. These transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions (including a possible sale of Travelport), including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant's management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant's and its companies' performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's 10-K for the year ended December 31, 2005, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts:
Elliot Bloom
212-413-1832

Elizabeth Harraway
973-496-8373

Investor Contacts:
Sam Levenson
(212) 413-1834

Henry A. Diamond
(212) 413-1920